Exhibit 24.1

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael T. Fries, Frederick G. Westerman and Valerie L. Cover, and each of them, his or her attorneys-in-fact, with full power of substitution, for him or her in any and all capacities, to sign each of the following registration statements to be filed with the Securities and Exchange Commission (the "Commission") on Form S-8 in connection with: (a) the registration by UnitedGlobalCom, Inc., a Delaware corporation (the "Company"), of 35,255,370 shares of Class A Common Stock all issuable under the Company's 1993 Stock Option Plan, amended and restated January 30, 2002; (b) the registration by the Company of 651,667 shares of Class A Common Stock all issuable under the Company's Stock Option Plan for Non-Employee Directors (effective June 1, 1993), amended and restated December 7, 2001; and (c) the registration by the Company of 2,967,500 shares of Class A Common Stock all issuable under the Company's Stock Option Plan for Non-Employee Directors (effective March 20, 1998), amended and restated January 30, 2002; and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission; and to sign all documents in connection with the qualification and issuance of such shares with Blue Sky authorities; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.


Date:  March 7, 2002            /s/ Gene W. Schneider
                                ------------------------------------------------
                                Gene W. Schneider

Date:  March 12, 2002           /s/ Frederick G. Westerman
                                ------------------------------------------------
                                Frederick G. Westerman III

Date:  March 12, 2002           /s/ Valerie L. Cover
                                ------------------------------------------------
                                Valerie L. Cover

Date:  March __, 2002
                                ------------------------------------------------
                                Robert R. Bennett

Date:  March 8, 2002            /s/ Albert M. Carollo
                                ------------------------------------------------
                                Albert M. Carollo

Date:  March 7, 2002            /s/ John P. Cole, Jr.
                                ------------------------------------------------
                                John P. Cole, Jr.

Date:  March 8, 2002            /s/ Michael T. Fries
                                ------------------------------------------------
                                Michael T. Fries

Date:  March 11, 2002           /s/ Gary S. Howard
                                ------------------------------------------------
                                Gary S. Howard

Date:  March __, 2002
                                ------------------------------------------------
                                John C. Malone

Date:  March 8, 2002            /s/ John F. Riordan
                                ------------------------------------------------
                                John F. Riordan

Date:  March __, 2002
                                ------------------------------------------------
                                Curtis W. Rochelle

Date:  March 7, 2002            /s/ Mark L. Schneider
                                ------------------------------------------------
                                Mark L. Schneider

Date:  March 7, 2002            /s/ Tina M. Wildes
                                ------------------------------------------------
                                Tina M. Wildes